Exhibit 99.1
SentinelOne Announces Fourth Quarter Fiscal Year 2023 Financial Results
Revenue increased 92% year-over-year
ARR up 88% year-over-year

MOUNTAIN VIEW, Calif. - March 14, 2023 - SentinelOne, Inc. (NYSE: S) today announced financial results for the fourth quarter of fiscal year 2023 ended January 31, 2023.
“We continued to deliver leading growth and margin improvement, a result of stronger execution and our competitive position. Our ARR crossed half a billion dollars, and our global customer-base exceeded 10,000 - two major milestones. Our sights are set much higher,” said Tomer Weingarten, CEO of SentinelOne. “We continue to strengthen our technology leadership. Once again, we are a leader in Gartner's Magic Quadrant for Endpoint Protection Platform and achieved the top ranking across all three Gartner's Critical Capabilities for Endpoint Protection Platforms.”
“Our fourth quarter results exceeded expectations across all key metrics, indicating strength of our competitive position and unit economics,” said Dave Bernhardt, CFO of SentinelOne. "Evident in our fiscal year 2024 outlook, we expect to deliver compelling top line growth with consistent margin improvement."
Letter to Shareholders
We have also published a letter to shareholders on the Investor Relations section of our website at investors.sentinelone.com. The letter provides further discussion of our results for the fourth quarter of fiscal year 2023 as well as our full fiscal year 2024 financial outlook.
Fourth Quarter Fiscal 2023 Highlights
(All metrics are compared to the fourth quarter of fiscal year 2022 unless otherwise noted)

•Total revenue increased 92% to $126.1 million, compared to $65.6 million.

•Annualized recurring revenue (ARR) increased 88% to $548.7 million as of January 31, 2023.

•Total customer count grew about 50% to over 10,000 customers as of January 31, 2023. Customers with ARR over $100,000 grew 74% to 905 as of January 31, 2023. Dollar-based net revenue retention rate remained above 130%.

•Gross margin: GAAP gross margin was 68%, compared to 63%. Non-GAAP gross margin was 75%, compared to 66%.

•Operating margin: GAAP operating margin was (79)%, compared to (108)%. Non-GAAP operating margin was (35)%, compared to (66)%.

•Cash, cash equivalents, and investments were $1.2 billion as of January 31, 2023.

Full Year Fiscal 2023 Highlights
(All metrics are compared to fiscal year 2022 unless otherwise noted)

•Total revenue increased 106% to $422.2 million, compared to $204.8 million.

•Gross margin: GAAP gross margin was 66%, compared to 60%. Non-GAAP gross margin was 72%, compared to 63%.

•Operating margin: GAAP operating margin was (95)%, compared to (130)%. Non-GAAP operating margin was (49)%, compared to (85)%.
Financial Outlook
We are providing the following guidance for the first quarter of the fiscal year 2024 (ending April 30, 2023), and for the fiscal year 2024 (ending January 31, 2024).

	Q1FY24 Guidance	Full FY2024 Guidance
Revenue	$137 million	$631-640 million
Non-GAAP gross margin	73.5%	73.5-74.5%
Non-GAAP operating margin	(41)%	(29)-(25)%
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes stock-based compensation expense, employer payroll tax on employee stock transactions, amortization expense of acquired intangible assets, and acquisition-related compensation costs. We have not provided the most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation of non-GAAP gross margin and non-GAAP operating margin is not available without unreasonable effort.
Webcast Information
We will host a live audio webcast for analysts and investors to discuss our earnings results for the fourth quarter of fiscal year 2023, outlook for the first quarter of fiscal year 2024 and our full fiscal year 2024 today, March 14, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The live webcast and a recording of the event will be available on the Investor Relations section of our website at investors.sentinelone.com.

We have used, and intend to continue to use, the Investor Relations section of our website at investors.sentinelone.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve risks and uncertainties, including statements regarding our future growth, execution, competitive position, and future financial and operating performance, including our financial outlook for the first quarter of fiscal year 2024 and our full fiscal year 2024, including non-GAAP gross profit and non-GAAP operating margin; progress towards our long-term profitability targets; and general market trends. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms and similar expressions are intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words.

There are a significant number of factors that could cause our actual results to differ materially from statements made in this press release, including but not limited to: our limited operating history; our history of losses; intense competition in the market we compete in; fluctuations in our operating results; network or security incidents against us; our ability to successfully integrate acquisitions and strategic investments; defects, errors or vulnerabilities in our platform; risks associated with managing our rapid growth; general market, political, economic, and business conditions, including those related to declining macroeconomic condition, rising interest rates, supply chain disruptions and inflation, recent banking sector issues, the continuing impact of COVID-19 and geopolitical uncertainty, including the effects of the conflict in Ukraine and the proposed judicial reform in Israel; our ability to attract new and retain existing customers, or renew and expand our relationships with them; the ability of our platform to effectively interoperate within our customers' IT infrastructure; disruptions or other business interruptions that affect the availability of our platform; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products, subscriptions and support offerings; rapidly evolving technological developments in the market for security products and subscription and support offerings; length of sales cycles; and risks of securities class action litigation.

Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in our filings and reports with the Securities and Exchange Commission (“SEC”), including our most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings and reports that we may file from time to time with the SEC, copies of which are available on our website at investors.sentinelone.com and on the SEC’s website at www.sec.gov.

You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. We do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this press release or to reflect new information or the occurrence of unexpected events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.
Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, with the financial information presented in accordance with GAAP, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. In addition, the utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.

Reconciliations between non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP are contained below. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

As presented in the “Reconciliation of GAAP to Non-GAAP Financial Information” table below, each of the non-GAAP financial measures excludes one or more of the following items:

Stock-based compensation expense

Stock-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation expense provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
Employer payroll tax on employee stock transactions
Employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for employer payroll taxes on employee stock transactions provide investors with a basis to measure our core performance against the performance of other companies without the variability created by employer payroll taxes on employee stock transactions as a result of the stock price at the time of employee exercise.
Amortization of acquired intangible assets
Amortization of acquired intangible assets expense are tied to the intangible assets that were acquired in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Management believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of our ongoing operations and provides investors with a better comparison of period-over-period operating results.
Acquisition-related compensation costs
Acquisition-related compensation costs include cash-based compensation expense resulting from the employment retention of certain employees established in accordance with the terms of the Attivo acquisition. Acquisition-related cash-based compensation costs have been excluded as they were specifically negotiated as part of the Attivo acquisition in order to retain such employees and relate to cash compensation that was made either in lieu of stock-based compensation or where the grant of stock-based compensation awards was not practicable. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or our performance after completion of acquisitions, because they are not related to our core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare our results against those of other companies without the variability caused by purchase accounting.
Income tax provision (benefit)
We believe that excluding the tax benefit associated with the partial reversal of the valuation allowance against our deferred tax assets during the second quarter of fiscal year 2023 provides our senior management as well as other users of our financial statements with a valuable perspective on the performance and health of the business. This partial reversal relates to realization of our deferred tax assets used to offset deferred tax liabilities recorded in the Attivo acquisition. This one-time benefit is not indicative of current or future operations and expenses.
Non-GAAP Cost of Revenue, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Loss from Operations, Non-GAAP Operating Margin, Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
We define these non-GAAP financial measures as their respective GAAP measures, excluding the expenses referenced above. We use these non-GAAP financial measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance.
Free Cash Flow
We define free cash flow as cash used in operating activities less purchases of property and equipment and capitalized internal-use software costs. We believe free cash flow is a useful indicator of liquidity that provides our management, board of directors, and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.
Key Business Metrics
We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.
Annualized Recurring Revenue
We believe that ARR is a key operating metric to measure our business because it is driven by our ability to acquire new subscription and capacity customers and to maintain and expand our relationship with existing customers. ARR represents the annualized revenue run rate of our subscription and capacity contracts at the end of a reporting period, assuming contracts are renewed on their existing terms for customers that are under contracts with us. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates and renewal rates.
Customers with ARR of $100,000 or More
We believe that our ability to increase the number of customers with ARR of $100,000 or more is an indicator of our market penetration and strategic demand for our platform. We define a customer as an entity that has an active subscription for access to our platform. We count Managed Service Providers (MSPs), Managed Security Service Providerse (MSSPs), Managed Detection & Response firms (MDRs), and Original Equipment Manufacturers (OEMs), who may purchase our products on behalf of multiple companies, as a single customer. We do not count our reseller or distributor channel partners as customers.
Dollar-Based Net Retention Rate (NRR)
We believe that our ability to retain and expand our revenue generated from our existing customers is an indicator of the long-term value of our customer relationships and our potential future business opportunities. Dollar-based net retention rate measures the percentage change in our ARR derived from our customer base at a point in time. To calculate these metrics, we first determine Prior Period ARR, which is ARR from the population of our customers as of 12 months prior to the end of a particular reporting period. We calculate Net Retention ARR as the total ARR at the end of a particular reporting period from the set of customers that is used to determine Prior Period ARR. Net Retention ARR includes any expansion, and is net of contraction and attrition associated with that set of customers. NRR is the quotient obtained by dividing Net Retention ARR by Prior Period ARR.

Source: SentinelOne
NYSE: S
Category: Investors

Contact

Investor relations:
Doug Clark
E: investors@sentinelone.com

Press:
Ted Weismann
fama PR for SentinelOne
P: 617-986-5000
E: S1@famapr.com

SENTINELONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	January 31,	January 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$137,941	$1,669,304
Short-term investments	485,584	374
Accounts receivable, net	151,492	101,491
Deferred contract acquisition costs, current	37,904	27,546
Prepaid expenses and other current assets	101,812	18,939
Total current assets	914,733	1,817,654
Property and equipment, net	38,741	24,918
Operating lease right-of-use assets	23,564	23,884
Long-term investments	535,422	6,000
Deferred contract acquisition costs, non-current	55,536	41,022
Intangible assets, net	145,093	15,807
Goodwill	540,308	108,193
Other assets	5,516	4,703
Total assets	$2,258,913	$2,042,181
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,214	$9,944
Accrued liabilities	100,015	22,657
Accrued payroll and benefits	54,955	61,150
Operating lease liabilities, current	3,895	4,613
Deferred revenue, current	303,200	182,957
Total current liabilities	473,279	281,321
Deferred revenue, non-current	103,062	79,062
Operating lease liabilities, non-current	23,079	24,467
Other liabilities	2,788	6,543
Total liabilities	602,208	391,393
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	21	16
Class B common stock	8	11
Additional paid-in capital	2,663,394	2,271,980
Accumulated other comprehensive income (loss)	(6,367)	454
Accumulated deficit	(1,000,351)	(621,673)
Total stockholders’ equity	1,656,705	1,650,788
Total liabilities and stockholders’ equity	$2,258,913	$2,042,181

SENTINELONE, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022
Revenue	$126,096	$65,636	$422,179	$204,799
Cost of revenue(1)	39,771	24,249	144,177	81,677
Gross profit	86,325	41,387	278,002	123,122
Operating expenses:
Research and development(1)	53,904	42,644	207,008	136,274
Sales and marketing(1)	87,254	42,115	310,848	160,576
General and administrative(1)	45,197	27,719	162,722	93,504
Total operating expenses	186,355	112,478	680,578	390,354
Loss from operations	(100,030)	(71,091)	(402,576)	(267,232)
Interest income	9,906	59	21,408	202
Interest expense	(605)	(2)	(1,830)	(787)
Other income (expense), net	(648)	(259)	(1,293)	(2,280)
Loss before income taxes	(91,377)	(71,293)	(384,291)	(270,097)
Provision (benefit) for income taxes	2,303	416	(5,613)	1,004
Net loss	$(93,680)	$(71,709)	$(378,678)	$(271,101)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.33)	$(0.27)	$(1.36)	$(1.56)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	283,545,048	265,775,986	277,802,861	174,051,203

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$3,011	$1,192	$10,093	$3,618
Research and development	13,817	10,361	51,771	35,358
Sales and marketing	11,138	4,660	40,115	15,460
General and administrative	18,182	9,483	62,487	33,453
Total stock-based compensation expense	$46,148	$25,696	$164,466	$87,889

SENTINELONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended January 31,
	2023	2022
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(378,678)	$(271,101)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	29,721	7,909
Amortization of deferred contract acquisition costs	36,417	21,670
Non-cash operating lease costs	3,559	2,862
Stock-based compensation expense	164,466	87,889
Loss on investments, accretion of discounts, and amortization of premiums on investments, net	(12,217)	—
Other	(1,187)	(456)
Changes in operating assets and liabilities, net of effects of acquisition
Accounts receivable	(44,442)	(59,082)
Prepaid expenses and other assets	(14,499)	(7,319)
Deferred contract acquisition costs	(61,289)	(53,565)
Accounts payable	3,670	(2,076)
Accrued liabilities	4,976	18,080
Accrued payroll and benefits	(7,205)	41,462
Operating lease liabilities	(5,320)	(3,139)
Deferred revenue	92,496	115,142
Other liabilities	(3,755)	6,136
Net cash used in operating activities	(193,287)	(95,588)
CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,953)	(3,653)
Purchases of intangible assets	(407)	(802)
Capitalization of internal-use software	(13,452)	(5,839)
Purchases of investments	(1,938,007)	(6,000)
Maturities of investments	925,185	—
Cash paid for acquisition, net of cash and restricted cash acquired	(281,032)	(3,449)
Net cash used in investing activities	(1,312,666)	(19,743)
CASH FLOW FROM FINANCING ACTIVITIES:
Payments of deferred offering costs	(186)	(7,416)
Repayment of debt	—	(20,000)
Proceeds from exercise of stock options	17,335	14,622
Proceeds from issuance of common stock under the employee stock purchase plan	19,159	11,356
Proceeds from initial public offering and private placement, net of underwriting discounts and commissions	—	1,388,562
Net cash provided by financing activities	36,308	1,387,124
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	1,146
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(1,469,645)	1,272,939
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–Beginning of period	1,672,051	399,112
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–End of period	$202,406	$1,672,051

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022
Cost of revenue reconciliation:
GAAP cost of revenue	$39,771	$24,249	$144,177	$81,677
Stock-based compensation expense	(3,011)	(1,192)	(10,093)	(3,618)
Employer payroll tax on employee stock transactions	(35)	—	(85)	—
Amortization of acquired intangible assets	(5,139)	(558)	(15,957)	(2,165)
Acquisition-related compensation	(130)	—	(424)	—
Non-GAAP cost of revenue	$31,456	$22,499	$117,618	$75,894

Gross profit reconciliation:
GAAP gross profit	$86,325	$41,387	$278,002	$123,122
Stock-based compensation expense	3,011	1,192	10,093	3,618
Employer payroll tax on employee stock transactions	35	—	85	—
Amortization of acquired intangible assets	5,139	558	15,957	2,165
Acquisition-related compensation	130	—	424	—
Non-GAAP gross profit	$94,640	$43,137	$304,561	$128,905

Gross margin reconciliation:
GAAP gross margin	68%	63%	66%	60%
Stock-based compensation expense	2%	2%	2%	2%
Employer payroll tax on employee stock transactions	—%	—%	—%	—%
Amortization of acquired intangible assets	4%	1%	4%	1%
Acquisition-related compensation	—%	—%	—%	—%
Non-GAAP gross margin	75%	66%	72%	63%

Research and development expense reconciliation:
GAAP research and development expense	$53,904	$42,644	$207,008	$136,274
Stock-based compensation expense	(13,817)	(10,361)	(51,771)	(35,358)
Employer payroll tax on employee stock transactions	(86)	(154)	(250)	(201)
Acquisition-related compensation	(437)	—	(1,165)	—
Non-GAAP research and development expense	$39,564	$32,129	$153,822	$100,715

Sales and marketing expense reconciliation:
GAAP sales and marketing expense	$87,254	$42,115	$310,848	$160,576
Stock-based compensation expense	(11,138)	(4,660)	(40,115)	(15,460)
Employer payroll tax on employee stock transactions	(127)	(949)	(505)	(1,234)
Amortization of acquired intangible assets	(2,143)	(189)	(6,613)	(734)
Acquisition-related compensation	(706)	—	(1,780)	—

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

Non-GAAP sales and marketing expense	$73,140	$36,317	$261,835	$143,148

General and administrative expense reconciliation:
GAAP general and administrative expense	$45,197	$27,719	$162,722	$93,504
Stock-based compensation expense	(18,182)	(9,483)	(62,487)	(33,453)
Employer payroll tax on employee stock transactions	(1,002)	(161)	(1,395)	(348)
Amortization of acquired intangible assets	(19)	(19)	(75)	(73)
Acquisition-related compensation	(320)	—	(999)	—
Non-GAAP general and administrative expense	$25,674	$18,056	$97,766	$59,630

Operating loss reconciliation:
GAAP operating loss	$(100,030)	$(71,091)	$(402,576)	$(267,232)
Stock-based compensation expense	46,148	25,696	164,466	87,889
Employer payroll tax on employee stock transactions	1,250	1,264	2,235	1,783
Amortization of acquired intangible assets	7,301	766	22,645	2,972
Acquisition-related compensation	1,594	—	4,369	—
Non-GAAP operating loss	$(43,737)	$(43,365)	$(208,861)	$(174,588)

Operating margin reconciliation:
GAAP operating margin	(79)%	(108)%	(95)%	(130)%
Stock-based compensation expense	36%	39%	39%	43%
Employer payroll tax on employee stock transactions	1%	2%	1%	1%
Amortization of acquired intangible assets	6%	1%	5%	1%
Acquisition-related compensation	1%	—%	1%	—%
Non-GAAP operating margin	(35)%	(66)%	(49)%	(85)%

Net loss reconciliation:
GAAP net loss	$(93,680)	$(71,709)	$(378,678)	$(271,101)
Stock-based compensation expense	46,148	25,696	164,466	87,889
Employer payroll tax on employee stock transactions	1,250	1,264	2,235	1,783
Amortization of acquired intangible assets	7,301	766	22,645	2,972
Acquisition-related compensation	1,594	—	4,369	—
Income tax provision (benefit)	—	—	(9,667)	—
Non-GAAP net loss	$(37,387)	$(43,983)	$(194,630)	$(178,457)

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

Basic and diluted EPS reconciliation:
GAAP net loss per share, basic and diluted	$(0.33)	$(0.27)	$(1.36)	$(1.56)
Stock-based compensation expense	0.16	0.10	0.58	0.50
Employer payroll tax on employee stock transactions	—	—	0.01	0.01
Amortization of acquired intangible assets	0.03	—	0.08	0.02
Acquisition-related compensation	0.01	—	0.02	—
Income tax provision (benefit)	—	—	(0.03)	—
Non-GAAP net loss per share, basic and diluted	$(0.13)	$(0.17)	$(0.70)	$(1.03)

SENTINELONE, INC.
SELECTED CASH FLOW INFORMATION
(in thousands)
(unaudited)

Reconciliation of cash used in operating activities to free cash flow

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022
GAAP net cash used in operating activities	$(22,069)	$(5,585)	$(193,287)	$(95,588)
Less: Purchases of property and equipment	(126)	(385)	(4,953)	(3,653)
Less: Capitalized internal-use software	(3,173)	(1,106)	(13,452)	(5,839)
Free cash flow	$(25,368)	$(7,076)	$(211,692)	$(105,080)

Net cash used in investing activities	$(66,674)	$(7,773)	$(1,312,666)	$(19,743)

Net cash provided by financing activities	$16,530	$17,348	$36,308	$1,387,124